UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 8, 2019 (October 2, 2019)

NEW ENGLAND REALTY ASSOCIATES LIMITED
PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A LIMITED PARTNERSHIP UNITS	NEN	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 2, 2019, The Hamilton Company, Inc. (the “Purchaser”), an affiliate of New England Realty Associates Limited Partnership (the “Partnership”), entered into a Purchase and Sale Agreement dated as of September 27, 2019 (the “Purchase Agreement”) with Ninety-Three Realty Limited Partnership and the other sellers named therein (collectively “Seller”) to purchase the property known as Country Club Garden Apartments, a 181 unit apartment complex located at 57 Mill Street, Woburn, Massachusetts (the “Property”) for an aggregate purchase price of $59,550,000. The Purchaser has the right to terminate the Purchase Agreement for any reason within forty-five (45) days after the later of September 27, 2019 and the date on which due diligence materials related to the property are delivered to the Purchaser.  This description of the material terms and conditions of the Purchase Agreement is qualified by reference to the text of the Purchase Agreement, which is filed as Exhibit 10.1 with this Current Report on Form 8-K.   The Partnership or a subsidiary of the Partnership, as the Purchaser’s assignee, will take ownership of the Property at the closing of the transactions described in the Purchase Agreement.

Item 9.01              Financial Statements and Exhibits.

(c)           Exhibits.

10.1        Purchase and Sale Agreement dated as of September 27, 2019 by and between Ninety-Three Realty Limited Partnership et al. as seller and The Hamilton Companies, Inc. as buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES
LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown
Ronald Brown, its President
Date October 8, 2019